                                                                   Exhibit 10.30

                              EMPLOYMENT AGREEMENT

         AGREEMENT made and entered into in Littleton, Massachusetts, by and between Dover Saddlery, Inc. (the "Company"), a Delaware corporation with its principal place of business at Littleton, Massachusetts, and Stephen L. Day (the "Executive"), effective as of the 1st day of September, 2005.

         WHEREAS, the operations of the Company are a complex matter requiring direction and leadership in a variety of arenas;

         WHEREAS, the Executive possesses the experience and expertise to provide the direction and leadership required by the Company and its Affiliates from his business experience prior to joining the Company and his years of service to the Company; and

         WHEREAS, subject to the terms and conditions hereinafter set forth, the Company therefore wishes to establish the terms of the continued employment of the Executive as its President and the Executive agrees to so establish such terms of his employment;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

         1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment on the terms set forth in this Agreement.

         2. Term. Subject to earlier termination as hereafter provided, this Agreement shall have a rolling twenty-four month term; the original term hereof shall commence on September 1, 2005 and shall end on August 31, 2007. Unless terminated pursuant to another provision of this Agreement, this Agreement shall at all times have a twenty-four month term, but may at any time be terminated by either party by giving not less than twenty-four months written notice of the termination date. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the term of this Agreement" or "the term hereof."

         3. Capacity and Performance.

            (a) During the term hereof, the Executive shall serve the Company as its President and Chief Executive Officer. In addition, and without further compensation, the Executive shall serve as a director of the Company, if so elected by the stockholders of the Company, and shall serve as a director of one or more of the Company's Affiliates if so elected from time to time.

            (b) During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall have all powers and duties consistent with the position of President, subject to the direction of the Board.

            (c) During the term hereof, the Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder; provided, however, that this provision shall not prevent the Executive from managing his personal investments and engaging in civic and charitable activities outside of normal business hours.

            (d) Except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations and except for attendance at meetings of the Board of Directors of the Company and/or its Affiliates, the Executive shall not be required to work on a regular basis at any location outside of a fifty (50) mile radius of Littleton, Massachusetts.

         4. Compensation and Benefits. As compensation for all services performed by the Executive under and during the term hereof and subject to performance of the Executive's duties and of the obligations of the Executive to the Company and its Affiliates pursuant to this Agreement.

            (a) Base Salary. During the term hereof, the Company shall pay the Executive a salary at the rate of Three Hundred Fifty Thousand Dollars ($350,000.00) per annum, payable in accordance with the payroll practices of the Company for its executives. Such base salary is hereafter referred to as the "Base Salary." The Base Salary will be increased on January 1 of each year to follow year-to-year increases in the Consumer Price Index for All Urban Consumers ("CPI-U") as reported in the immediately preceding December reports.

            (b) Incentive and Bonus Compensation. The Executive shall continue to participate in the Company's current performance bonus program as described in Exhibit A attached hereto. Further, if any other incentive or bonus compensation programs are made available to executives of the Company, generally, the Executive shall be entitled during the term hereof to participate in such program in accordance with the terms thereof, as such terms may be modified or amended by the Company from time to time; provided, however, that nothing contained herein shall obligate the Company to adopt or continue such additional incentive or bonus compensation programs. Any compensation paid to the Executive under such an incentive or bonus compensation program shall be in addition to the Base Salary.

            (c) Vacations. During the term hereof, the Executive shall be entitled to four (4) weeks of paid vacation annually, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company.

            (d) Retirement Plans. During the term hereof, the Employee shall be entitled to participate in and enjoy the benefit of the Company's 401-K Plan, and any other retirement or similar plans, programs or arrangements available to Executive Management from time to time. For purposes of the Agreement, "Executive Manage-ment" means the Employee and the other two most highly paid non-shareholder executive officers of the Company from time to time.

            (e) Health, Welfare and Fringe Benefit Plans, Etc. During the term hereof, the Employee shall at no cost to him be entitled to participate in and enjoy the benefit of all of the health, medical, dental, cafeteria, reimbursement, , accident, travel, insurance, sick leave, other leaves of absence, holidays and other similar welfare, fringe-benefit or employment-related plans, programs, arrangements, policies or prerequisites available to Executive Management from time to time. Participation shall be subject to the terms of the applicable plan documents and the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its employee benefit plans as they apply to Executive Management at such times and in such manner as the Company determines to be appropriate, without recourse by the Executive.

            (f) Additional Benefits. In addition to the other compensation and benefits described in this Section, the Company shall pay or reimburse the Executive for additional benefits selected by him having an annual cost of an amount not to exceed Twenty-five Thousand Dollars ($25,000.00).

            (g) Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any restrictions on such expenses set by the Board and to such reasonable substantiation and documentation as may be specified by the Company from time to time.

         5. Termination of Employment and Severance Benefits. Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the term hereof under the following circumstances:

            (a) Retirement or Death. In the event of the Executive's retirement or death during the term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In the event of the Executive's death during the term hereof, the Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, any earned and unpaid Base Salary and any incentive or bonus compensation that is earned but unpaid, pro rated through the date of his death.

            (b) Disability.

                (i) The Company may terminate the Executive's employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for a period of twelve consecutive months, subject to any applicable provisions of the Americans with Disabilities Act.

                (ii) The Board may designate another employee to act in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary and other benefits in accordance with Section 4 to the extent provided by the then-current terms of the applicable benefit plans, until the termination of his employment.

                (iii) If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the mutual agreement of the Company and the Executive or his duly appointed guardian, if any, to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. In the event that the Company and the Executive are unable to agree upon the selection of the physician to conduct such medical examination, the Company and the Executive shall each select a physician and the two physicians shall select a third physician, and the three physicians so selected shall conduct the medical examination; the determination of the two physicians who agree on whether the Executive is disabled shall for the purposes of this Agreement be conclusive of the issue. If the question of the Executive's disability shall arise and the Executive shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Executive.

             (c) By the Company for Cause. The Company may terminate the Executive's employment hereunder for cause at any time upon written notice to the Executive setting forth in reasonable detail the nature of such cause. The following, as determined by the Board in its reasonable judgment, shall constitute cause for termination:

                (i) The Executive's falsification of the accounts of the Company, embezzlement of funds of the Company or other fraud with respect to the Company or any of its Affiliates; or

                (ii) Conviction of, or a plea of nolo contendre to, a felony; or


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

                (iii) Conduct engaged in by the Executive the continuation of which is not in the best interests of the Company and which is or if continued would be materially harmful to the business, interests or reputation of the Company or any of its Affiliates and as to which the Board of Directors has given the Executive notice in writing, specifying the exact conduct deemed materially harmful and providing a minimum of thirty (30) day opportunity to cure. Such written notice shall be presented to the Executive in person at a duly called and scheduled meeting of the Board of Directors.

Upon the giving of notice of termination of the Executive's employment hereunder for cause, the Company shall have no further obligation or liability to the Executive, other than the payment of Base Salary earned and unpaid at the date of termination, and the contribution by the Company to the cost of the Executive's participation (subject to any required employee contribution by the Executive under the terms of the applicable plans) in the Company's group medical and dental insurance plans as the same are in effect from time to time for so long as the Executive is entitled to continue such participation under applicable law and plan terms.

             (d) By the Company other than for Cause. The Company may terminate the Executive's employment hereunder other than for cause at any time upon notice to the Executive. In the event of such termination, then until the conclusion of a period equal to twenty-four (24) months from the date such termination is effective, the Company shall continue to pay the Executive the Base Salary at the rate in effect on the date of termination. If the date of termination is on or after July 1st of any year, then the Executive shall also be entitled to receive a prorated portion of his annual incentive compensation, provided that at the time of termination the Company is meeting or exceeding the goals previously established under the annual incentive plan.

             (e) By the Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason, upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute ("Good Reason" for termination by the Executive:

                (i) Failure of the Company to continue the Executive in the position of President and Chief Executive Officer;

                (ii) Breach by the Company of Section 3(d) hereof or material diminution in the nature or scope of the Executive's responsibilities, duties or authority; or

                (iii) Any other material breach of this Agreement by the Company and, if such breach may be cured, the Company's failure to do so within ten (10) days after written notice thereof.

In the event of termination in accordance with this Section 5(e), then until the conclusion of a period equal to twenty-four (24) months from the date such termination is effective, the Company shall continue to pay the Executive the Base Salary at the rate in effect on the date of termination. If the date of termination is on or after July 1st of any year, then the Executive shall also be entitled to receive a prorated portion of his annual incentive compensation, provided that at the time of termination the Company is meeting or exceeding the goals previously established under the annual incentive plan.

             (f) By the Executive Other than for Good Reason. The Executive may terminate his employment hereunder at any time upon thirty (30) days' notice to the Company. In the event of termination of employment by the Executive pursuant to this Section 5(f), the Board may elect to waive the period of notice, or any portion thereof, and, if the Board so elects, the Company will pay the Executive his Base Salary for the notice period (or for any remaining portion of the period), and the Company shall contribute to the cost of the Executive's participation (subject to any required employee contribution by the Executive under the terms of the applicable plans) in the Company's group medical and dental insurance plans as the same are in effect from time to time for so long as the Executive is entitled to continue such participation under applicable law and plan terms. Except as may be necessary or appropriate in connection with successor employment, the Executive will keep confidential the termination of his employment pursuant to this Section 5(f) until the earlier of the Company's announcement thereof or the expiration of a period of forty-five (45) days from the Executive's notice hereunder.

             (g) Upon a Change of Control.

                (i) If a Change of Control occurs and within two years following such Change of Control the Company terminates the Executive's employment other than for Cause or the Executive terminates his employment for Good Reason, then, in lieu of any payments to or on behalf of the Executive under Section 5(d) or 5(e) hereof, the Company shall pay the Executive, within ten business days of such termination, in a lump sum and amount equal to his Base Salary for a twenty-four (24) month period.

                (ii) A Change of Control shall be deemed to take place if at some time after the initial public offering of the Company's common shares (A) any Person or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), in any transaction or series of related transactions, becomes a beneficial owner (within the meaning of Rule 13d-3 as promulgated under the Securities Exchange Act of 1934), directly or indirectly, of securities representing fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of the Company; (B) any merger or consolidation involving the Company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); (C) the sale , lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any Person or group (as defined above) acting in concert, other than in the ordinary course of business; or (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the


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

Company's assets.

             (h) The Company shall promptly reimburse the Executive for the amount of all reasonable attorneys' fees and expenses incurred by the Executive in seeking to obtain or enforce any right or benefit provided the Executive under this Section 5.

             (i) Post-Agreement Employment. In the event the Executive remains in the employ of the Company or any of its Affiliates following termination of this Agreement, by the expiration of the term hereof or otherwise, then such employment shall be at will.

         6. Effect of Termination. The provisions of this Section 6 shall apply to termination due to the expiration of the term hereof pursuant to Section 5 or otherwise.


            (a) The Company may, as a condition of fulfilling its obligations to the Executive under Section 5, require the Executive to execute and deliver a release to the effect that performance by the Company under this Agreement shall constitute full settlement of any claim that the Executive might otherwise assert against the Company, its Affiliates or any of their shareholders, directors, officers, employees or agents on account of such termination.

            (b) Unless otherwise specifically provided herein, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

            (c) Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including without limitation the obligations of the Executive under Sections 7 and 8 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Sections 5(d), 5(e) or 5(g) hereof is expressly conditioned upon the Executive's continued full performance of his obligations under Sections 7 and 8 hereof. The Executive recognizes that, except as expressly provided in sections 5(d), 5(e) or 5 (g), no compensation is earned after termination of employment.

         7. Confidential Information.

            (a) The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates), or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

            (b) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

         8. Restricted Activities. In consideration of the foregoing, the Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates.


            (a) While the Executive is employed by the Company and until the conclusion of a period equal to twenty-four (24) months from the date the Executive's employment terminates, (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates within the United States of America or undertake any planning for any business competitive with the Company or any of its Affiliates. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is competitive with the business of the Company or any of its Affiliates as conducted during the Executive's employment in the retail store, retail catalog or Internet retail sale of equestrian products.

            (b) The Executive agrees that, during his employment with the Company, will not undertake any outside activity, whether or not competitive with the business of the Company or its Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with his duties and obligation to the Company or any of its Affiliates.

            (c) The Executive further agrees that while he is employed by the Company and during the Non-Competition Period, the Executive will not hire or attempt to hire any employee of the Company or any of its Affiliates, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or any of its Affiliates, or solicit or encourage any customer or vendor of the Company or any of its Affiliates to terminate its relationship with them.

            (d) The Executive shall specifically not be able to shorten the Non-Competition Period by waiving his right to receive payments under paragraph 5(d) or 5(e).


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         9. Notification Requirement. Until the conclusion of the
Non-Competition Period, the Executive shall give notice to the Company of each new business activity he plans to undertake, at least thirty (30) days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of the Executive's business relationship(s) and position(s) with such Person. Subject to reasonable confidentiality requirements of a successor employer, the Executive shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive's continued compliance with his obligations under Sections 7 and 8 hereof.

         10. Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7 and 8 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7 or 8 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Sections 7 or 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

         11. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 11 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

            (a) "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended.

            (b) "Confidential Information" means any and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or its Affiliates would assist in competition against them. Confidential Information includes without limitation non-public information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company, (ii) the Manufacturing Processes, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and


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the existence of those relationships. Confidential Information also includes comparable information that the Company or any of its Affiliates have received belonging to others or which was received by the Company or any of its Affiliates with any understanding that it would not be disclosed.

            (c) "Manufacturing Processes" means all manufacturing processes planned, researched, used, licensed or otherwise put into use by the Company or any of its Affiliates, together with the identity of all subcontractors dealt with during the Executive's employment.

            (d) "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

         12. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

         13. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person, subject in such case to the provisions of Section 5(g) hereof. The Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. Without limiting the generality of the foregoing, this Agreement shall be binding upon any successor to the business of the Company as a result of a Change-of-Control transaction described in Section 5(g)(ii) hereof.

         14. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         15. Waiver. No waiver of any provisions hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         16. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sent by telecopy or sent postage prepaid by certified mail (return receipt requested) or reputable courier


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

service and shall be deemed given when so delivered by hand, telex or telecopy, or if mailed, five days after mailing (two business days in the case of courier service) to the parties as follows: to the Executive at his last known address on the books of the Company and, in the case of the Company, to its principal place of business, attention of Chief Executive Officer or to such other address as either party may specify by notice to the other.

         17. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

         18. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

         19. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         21. Governing Law. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

         22. Public Offering Contingency. The Company and the Executive have entered into this Agreement in anticipation of a public offering of its Common Shares prior to March 31, 2006. In the event no such public offering is consummated by such date, this Agreement shall become a nullity in all respects, and the Executive shall revert to being an at-will employee of the Company on the terms set forth in a certain Consent Action of the Company's Board, dated June 8, 2005.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE                           DOVER SADDLERY, INC.



                                        By:
------------------                         -------------------------------------
Stephen L. Day                             -------------------------------------

                                        Its  _____________, duly authorized


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

                                    Exhibit A

                                  Bonus Program

         The Executive's annual bonus will be calculated on the basis of the following table:

                     EBIT Goal                       Bonus
                     Achievement
                 Below 75%                     No Bonus
                 75% of goal                   10% of salary
                 87.5% of goal                 20% of salary
                 100% of goal                  30% of salary
                 110% of goal and up           40% of salary (max)


         To the extent that the Company's actual "Earnings Before Payment of Interest and Taxes" ("EBIT") falls between two of the foregoing milestones, the Executive's bonus will be prorated based on a straight line interpolation.


                                       12